Exhibit 99.2

UNIFIED GROCERS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Effective June 1, 2013)

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ARTICLE 9 ADMINISTRATION	16
9.1. Plan Administrator Duties	16
9.2. Administration Upon Change In Control	16
9.3. Agents	16
9.4. Binding Effect of Decisions	16
9.5. Indemnity of Committee	16
9.6. Company Information	16

ARTICLE 10 OTHER BENEFITS AND AGREEMENTS	17
10.1. Coordination with Other Benefits	17

ARTICLE 11 CLAIMS PROCEDURES	17
11.1. Presentation of Claim	17
11.2. Notification of Decision	17
11.3. Review of a Denied Claim	18
11.4. Decision on Review	18
11.5. Legal Action	19

ARTICLE 12 TRUST	19
12.1. Establishment of the Trust	19
12.2. Interrelationship of the Plan and the Trust	19
12.3. Distributions From the Trust	19

ARTICLE 13 MISCELLANEOUS	19
13.1. Status of Plan	19
13.2. Unsecured General Creditor	19
13.3. Company’s Liability	19
13.4. Nonassignability	20
13.5. Not a Contract of Employment	20
13.6. Furnishing Information	20
13.7. Terms	20
13.8. Captions	20
13.9. Governing Law	20
13.10. Notice	20
13.11. Successors	21
13.12. Spouse’s Interest	21
13.13. Validity	21
13.14. Incompetent	21
13.15. Domestic Relations Orders	21
13.16. Distribution in the Event of Income Inclusion Under Code Section 409A	21
13.17. Deduction Limitation on Benefit Payments	22

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PURPOSE

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Unified Grocers, Inc. and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

This Plan is intended to comply with all applicable law, including Code Section 409A and related Treasury Guidance and Regulations, and shall be operated and interpreted in accordance with this intention.

ARTICLE 1

DEFINITIONS

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

“Account” shall mean, with respect to a Participant, an entry on the records of the Company equal to (a) the sum of the Participant’s Company Contribution Amounts, plus (b) amounts credited or debited to such amounts pursuant to this Plan, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan. A Participant’s Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

“Administrator” has the meaning set forth in Section 9.2.

“Annual Installment Method” shall mean the method used to determine the amount of each payment due to a Participant who has elected to receive a benefit over a period of five, ten or fifteen years in accordance with the applicable provisions of this Plan. The amount of each annual payment due to the Participant shall be calculated by multiplying the balance of the Participant’s benefit by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to the Participant. The amount of the first annual payment shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, and the amount of each subsequent annual payment shall be calculated on or around each anniversary of such Benefit Distribution Date. For purposes of this Plan, the right to receive a benefit payment in annual installments shall be treated as the entitlement to a single payment.

“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 7, that are entitled to receive benefits under this Plan upon the death of a Participant.

“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

“Benefit Distribution Date” shall mean the date upon which all or an objectively determinable portion of a Participant’s vested benefits will become eligible for distribution. Except as otherwise provided in this Plan, a Participant’s Benefit Distribution Date shall be determined based on the earliest to occur of an event or scheduled date set forth in Articles 4 through 6, as applicable.

“Board” shall mean the board of directors of the Company.

“Cause” shall mean termination of a Participant’s service with the Company upon (i) the willful and continued failure by the Participant to perform substantially his duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after demand for substantial performance is delivered in writing by the Company to the Participant that specifically identifies the manner in which the Company believes the Participant has not substantially performed his duties, (ii) the willful engaging by the Participant in illegal or fraudulent misconduct which is materially injurious to the Company, or (iii) the willful material breach by Participant of any confidentiality and nonsolicitation agreement entered into between the Company and the Participant. For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

“Change in Control” shall mean the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of a corporation, as determined in accordance with this definition below.

In order for an event described below to constitute a Change in Control with respect to a Participant, except as otherwise provided in part (b)(ii) of this definition, the applicable event must relate to the corporation for which the Participant is providing services, the corporation that is liable for payment of the Participant’s Account (or all corporations liable for payment if more than one), as identified by the Committee in accordance with Treas. Reg. §1.409A-3(i)(5)(ii)(A)(2), or such other corporation identified by the Committee in accordance with Treas. Reg. §1.409A-3(i)(5)(ii)(A)(3).

In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of a corporation, the following provisions shall apply:

(a) A “change in the ownership” of the applicable corporation shall occur on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of such corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(v). If a person or group is considered either to own more than 50% of the total fair market value or total voting power of the stock of such corporation, or to have effective control of such corporation within the meaning of part (b) of this definition, and such person or group acquires additional stock of such corporation, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the ownership” of such corporation.

(b) A “change in the effective control” of the applicable corporation shall occur on either of the following dates:

(i) The date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of such corporation possessing 50% or more of the total voting power of the stock of such corporation, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi). If a person or group is considered to possess 50% or more of the total voting power of the stock of a corporation, and such person or group acquires additional stock of such corporation, the acquisition of additional stock by such person or group shall not be considered to cause a “change in the effective control” of such corporation; or

(ii) The date on which a majority of the members of the applicable corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such corporation’s board of directors before the date of the appointment or election, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi). In determining whether the event described in the preceding sentence has occurred, the applicable corporation to which the event must relate shall only include a corporation identified in accordance with Treas. Reg. §1.409A-3(i)(5)(ii) for which no other corporation is a majority shareholder.

(c) A “change in the ownership of a substantial portion of the assets” of the applicable corporation shall occur on the date on which any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to all or substantially all of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii). A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the shareholders of the transferor corporation, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii)(B).

“Change in Control Benefit” has the meaning set forth in Section 5.1.

“Claimant” has the meaning set forth in Section 11.1.

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

“Committee” shall mean the Compensation Committee of the Board.

“Company” shall mean Unified Grocers, Inc., a California corporation and any successor to all or substantially all of the Company’s assets or business.

“Company Contribution Amount” shall mean, for each Plan Year, the non-elective Company contribution credited to a Participant’s Account as determined in accordance with Section 3.1.

“Compensation” shall mean, for each Participant, the sum of the Participant’s base salary and bonus earned in the applicable Plan Year. For purposes of this definition, a Participant’s base salary is equal to the Participant’s base salary received each month during the Plan Year while a participant in this Plan, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Participant’s gross income). Furthermore, a Participant’s base salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of the Company and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Company; provided, however, that all such amounts will be included in base salary only to the extent that had there been no such plan, the amount would have been payable in cash to the Participant. A Participant’s bonus is equal to the amount accrued as the Participant’s bonus for the Plan Year by the Company (excluding any benefits under the Unified Grocers, Inc. Long-Term Incentive Plan), but that is paid after the close of the Plan Year; provided, however, that for the 2013 short Plan Year, the amount accrued as the Participant’s bonus by the Company shall be the prorated fiscal year bonus from June 1, 2013 to September 28, 2013. Notwithstanding anything to the contrary in this definition, a Participant that is determined to be Disabled during a Plan Year and that has not incurred a Separation from Service shall have his or her Compensation for the Plan Year determined at the Participant’s last regular rate of salary immediately prior to the Disability, which shall be annualized, plus the actual bonus received by the Participant for that Plan Year, if any.

“Death Benefit” has the meaning set forth in Section 6.1.

“Disability” or “Disabled” shall mean that a Participant is determined to be disabled in accordance with the applicable disability insurance program of the Company and is eligible to receive income replacement benefits as a result of such disability.

“Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under this Plan.

“Employee” shall mean a person who is an employee of an Employer. For the avoidance of doubt, no person who is classified by an Employer as an independent contractor shall be permitted to participate in this Plan.

“Employer(s)” shall be defined as follows:

(a) Except as otherwise provided in part (b) of this definition, the term “Employer” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in this Plan and have adopted this Plan as a sponsor.

(b) For the purpose of determining whether a Participant has experienced a Separation from Service, the term “Employer” shall mean:

(i) The entity for which the Participant performs services and with respect to which the legally binding right to compensation deferred or contributed under this Plan arises; and

(ii) All other entities with which the entity described above would be aggregated and treated as a single employer under Code Section 414(b) (controlled group of corporations) and Code Section 414(c) (a group of trades or businesses, whether or not incorporated, under common control), as applicable. In order to identify the group of entities described in the preceding sentence, the Committee shall use an ownership threshold of at least 50% as a substitute for the 80% minimum ownership threshold that appears in, and otherwise must be used when applying, the applicable provisions of (A) Code Section 1563 for determining a controlled group of corporations under Code Section 414(b), and (B) Treas. Reg. §1.414(c)-2 for determining the trades or businesses that are under common control under Code Section 414(c).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“ESPP III” shall mean the Unified Grocers, Inc. Executive Salary Protection Plan III, as such plan may be amended from time to time.

“Participant” shall mean any Employee (a) who is selected to participate in this Plan, (b) whose executed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, and (c) whose Plan Agreement has not terminated.

“Plan” shall mean the Unified Grocers, Inc. Supplemental Executive Retirement Plan, which shall be evidenced by this instrument, as it may be amended from time to time, and by any other documents that together with this instrument define a Participant’s rights to amounts credited to his or her Account.

“Plan Administrator” shall mean the Committee, or any persons who are delegated by the Committee to perform administrative functions in connection with this Plan as described in Article 9. Following a Change in Control, the term Plan Administrator shall also include the Administrator appointed pursuant to Section 9.2.

“Plan Agreement” shall mean a written agreement in the form prescribed by or acceptable to the Committee that evidences a Participant’s agreement to the terms of this Plan, which may provide for or contain other terms and conditions that are not inconsistent with this Plan. Unless otherwise determined by the Committee, the most recent Plan Agreement accepted with respect to a Participant shall supersede any prior Plan Agreements for such Participant. Plan Agreements may vary among Participants and do not have to be identical among Participants.

“Plan Year” shall mean each 52- or 53-week period, depending on the year, which coincides with the Company’s fiscal year that ends on the Saturday closest to September 30th each year. Notwithstanding the foregoing, the first Plan Year shall be a short plan year beginning on June 1, 2013 and ending on September 28, 2013.

“Separation Benefit” has the meaning set forth in Section 4.1.

“Separation from Service” shall mean a termination of services provided by a Participant to his or her Employer, whether voluntarily or involuntarily, other than by reason of death, as determined by the Plan Administrator in accordance with Treas. Reg. §1.409A-1(h). A Separation from Service shall occur when such Participant has experienced a termination of employment with such Employer. A Participant shall be considered to have experienced a termination of employment when the facts and circumstances indicate that the Participant and his or her Employer reasonably anticipate that either (i) no further services will be performed for the Employer after a certain date, or (ii) that the level of bona fide services the Participant will perform for the Employer after such date will permanently decrease to no more than 20% of the average level of bona fide services performed by such Participant over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer less than 36 months).

If a Participant is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between the Participant and the Employer shall be treated as continuing intact, provided that the period of such leave does not exceed 6 months, or if longer, so long as the Participant retains a right to reemployment with the Employer under an applicable statute or by contract. If the period of a military leave, sick leave, or other bona fide leave of absence exceeds 6 months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Plan as of the first day immediately following the end of such 6-month period. In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence may be substituted for such 6-month period.

“Specified Employee” shall mean any Participant who is determined to be a “key employee” (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined annually by the Plan Administrator in accordance with Treas. Reg. §1.409A-1(i). In determining whether a Participant is a Specified Employee, the following provisions shall apply:

(a) The Plan Administrator’s identification of the individuals who fall within the definition of “key employee” under Code Section 416(i) (without regard to paragraph (5) thereof) shall be based upon the 12-month period ending on each December 31st (referred to below as the “identification date”). In applying the applicable provisions of Code Section 416(i) to identify such individuals, “compensation” shall be determined in accordance with Treas. Reg. §1.415(c)-2(a) without regard to (i) any safe harbor provided in Treas. Reg. §1.415(c)-2(d), (ii) any of the special timing rules provided in Treas. Reg. §1.415(c)-2(e), and (iii) any of the special rules provided in Treas. Reg. §1.415(c)-2(g); and

(b) Each Participant who is among the individuals identified as a “key employee” in accordance with part (a) of this definition shall be treated as a Specified Employee for purposes of this Plan if such Participant experiences a Separation from Service during the 12-month period that begins on the April 1st following the applicable identification date.

“Termination Date” shall mean the date on which a Participant ceases to be an Employee of all Employers for any reason, including but not limited to, lay off or death, as determined in accordance with Code Section 409A, related Treasury guidance and Regulations.

“Trust” shall mean one or more trusts established by the Company in accordance with Article 12.

“Year of Service” shall mean, with respect to each Participant, the number of full years that the Employee was a Participant in this Plan. For purposes of this definition, a full year in which the Employee was a Participant in this Plan shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year, commences on the earlier of (i) the date that the Employee became a Participant in this Plan or (ii) the Participant’s date of hire or promotion into an officer position with the Company, and ends on the Employee’s Termination Date. If the Participant incurs a Termination Date and is subsequently rehired, then any employment prior to such rehire date shall be disregarded for purposes of determining the Participant’s Years of Service. Any partial year in which an Employee is a Participant shall not be counted as a Year of Service. Notwithstanding the foregoing, each active participant in the ESPP III as of September 29, 2012 that is selected to become a Participant in this Plan as of June 1, 2013, shall be credited with one Year of Service under this Plan for each “Year of Service” that such Participant is credited with under the ESPP III as of June 1, 2013, plus an additional eight months of service credit for the period from September 30, 2012 until June 1, 2013. Notwithstanding anything to the contrary in this definition, a Participant that is determined to be Disabled but that has not incurred a Separation from Service shall be entitled to receive service credit towards his or her Years of Service during the period of the Participant’s Disability prior to his or her Termination Date.

ARTICLE 2

SELECTION, ENROLLMENT, ELIGIBILITY

2.1. Selection to Participate. Participation in this Plan shall be limited to a select group of management or highly compensated Employees that are at the Vice President level and above. From that group, the Committee in its sole discretion shall select those individuals who may actually participate in this Plan. Once the Committee has selected an individual for participation in the Plan and the individual has completed the enrollment requirements as set forth in Section 2.2, such individual shall remain a Participant in the Plan until the Participant’s Plan Agreement terminates.

2.2. Enrollment and Eligibility Requirements; Commencement of Participation.

(a) As a condition to participation, each selected Employee shall complete, execute and return to the Plan Administrator a Plan Agreement, an Election Form and a Beneficiary Designation Form by the deadline(s) established by the Plan Administrator in accordance with the applicable provisions of this Plan. In addition, the Plan Administrator shall establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b) Each selected Employee who is eligible to participate in this Plan shall commence participation in the Plan on the date that the Plan Administrator determines that the Employee has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, including returning all required documents to the Plan Administrator within the specified time period.

(c) If an Employee fails to meet all requirements established by the Plan Administrator within the period required, that Employee shall not be eligible to participate in this Plan during such Plan Year.

ARTICLE 3

COMPANY CONTRIBUTION

AMOUNTS/VESTING/CREDITING/TAXES/FORFEITURE OF BENEFITS

3.1. Company Contribution Amounts.

(a) 2013 Short Plan Year. Subject to Section 3.1(c) below, for the 2013 short Plan Year, the Company shall credit to each eligible Participant’s Account a Company Contribution Amount equal to the product of the Participant’s Compensation for the 2013 short Plan Year, multiplied by the highest applicable contribution percentage that is opposite the Participant’s Company level, as determined at the end of the 2013 short Plan Year, in the following table:

Company Level	Contribution Percentage
CEO and President	90%
Executive Vice President	60%
Senior Vice President	45%
Vice President	30%

(b) For the 2014 Plan Year and Thereafter. Subject to Section 3.1(c) below, for the 2014 Plan Year and each Plan Year thereafter, the Company shall credit to each eligible Participant’s Account a Company Contribution Amount equal to the product of the Participant’s Compensation for the Plan Year, multiplied by the highest applicable contribution percentage that is opposite the Participant’s Company level, as determined at the end of the Plan Year to which the Company Contribution Amount relates, in the following table:

Company Level	Contribution Percentage
CEO and President	30%
Executive Vice President	20%
Senior Vice President	15%
Vice President	10%

(c) Eligibility Condition for Company Contribution Amounts. As a condition precedent in order to be eligible for the Company Contribution Amount for a Plan Year, a Participant must be employed by the Company on the last day of the Plan Year to which the Company Contribution Amount relates. Notwithstanding any provision in the Plan to the contrary, any Participant that is Disabled and that has not experienced a Separation from Service shall continue to be eligible to receive Company Contribution Amounts for any completed Plan Years prior to his or her Termination Date.

(d) Time of Crediting of Company Contribution Amounts. Any Company Contribution Amounts for a Plan Year shall be credited to each eligible Participant’s Account on the first day of the calendar month immediately following the date that the Participant’s Compensation for the Plan Year is determined and approved by the Committee.

3.2. Vesting. A Participant shall be vested in his or her Account comprised of Company Contribution Amounts, plus amounts credited or debited on such amounts pursuant to Section 3.3, in accordance with the following schedule:

Years of Service	Vested Percentage

Less than 1 year	0%

1 year or more, but less than 2	20%

2 years or more, but less than 3	40%

3 years or more, but less than 4	60%

4 years or more, but less than 5	80%

5 years or more	100%

Notwithstanding anything to the contrary in this Section 3.2, if prior to a Participant’s Termination Date there is a Change in Control or the Participant dies, the Participant shall immediately become 100% vested in his or her Account.

3.3. Crediting/Debiting of Accounts. In accordance with, and subject to, the rules and procedures that are established from time to time by the Plan Administrator, in its sole discretion, amounts shall be credited or debited to a Participant’s Account in accordance with the following rules:

(a) Measurement Funds. The Participant may elect one or more of the measurement funds selected by the Plan Administrator, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account. As necessary, the Plan Administrator may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least 30 days after the day on which the Plan Administrator gives Participants advance written notice of such change.

(b) Election of Measurement Funds. A Participant shall elect on the Election Form one or more Measurement Fund(s) (as described in Section 3.3(a) above) to be used to determine the amounts to be credited or debited to his or her Account. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Plan Administrator, in its sole discretion. The Participant may (but is not required to) elect, by submitting an Election Form to the Plan Administrator that is accepted by the Plan Administrator, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account, or to change the portion of his or her Account allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Plan Administrator, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in this Plan, unless changed in accordance with the previous sentence. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may impose limitations on the frequency with which one or more of the Measurement Funds elected in accordance with this Section 3.3(b) may be added or deleted by Participants; furthermore, the Plan Administrator, in its sole discretion, may impose limitations on the frequency with which the Participants may change the portion of their Accounts allocated to each previously or newly elected Measurement Fund.

(c) Proportionate Allocation. In making any election described in Section 3.3(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account or Measurement Fund, as applicable, to be allocated/reallocated.

(d) Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account has been hypothetically allocated among the Measurement Funds by the Participant.

(e) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account shall not be considered or construed in any manner as an actual investment of his or her Account in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.4. Withholding Taxes. The Company, or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Company, or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company and the trustee of the Trust.

3.5. Forfeiture of Benefits. Notwithstanding any provision in this Plan to the contrary, an Employee’s participation in this Plan and right to payments from this Plan shall terminate and the Employee shall immediately forfeit his or her entire Account, whether such amounts are vested or unvested, if either of the following provisions apply:

(a) Termination for Cause. The Participant’s employment with the Company is terminated for Cause, which determination shall be made by the Committee in its sole discretion; or

(b) Competition. The Participant engages, directly or indirectly (either as principal, agent, employee, consultant, stockholder, partner, or in any other individual or representative capacity), in any business activity within the Company’s area of business which is competitive with any business conducted by the Company, the scope of such Company business measured as of the Participant’s Termination Date, and the Participant would reasonably be expected, in the opinion of the Committee, to utilize any confidential information (such as Company trade secrets, including business records, actual and prospective customer and supplier lists, and the like) concerning the Company in connection with such business activity. All determinations as to whether a Participant engages in competitive activity under this Section 3.5(b) shall be made by the Committee in its sole discretion.

ARTICLE 4

SEPARATION BENEFIT

4.1. Separation Benefit. If a Participant experiences a Separation from Service, the Participant shall be eligible to receive his or her vested Account in annual installment payments over a period of five, ten or fifteen years, as elected by the Participant in accordance with Section 4.2 (the “Separation Benefit”). A Participant’s Separation Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit. The Benefit Distribution Date for a Participant’s Separation Benefit shall be the later of: (i) the date on which the Participant experiences a Separation from Service; and (ii) the first day of the seventh month following the date on which the Participant experiences such Separation from Service if the Participant is a Specified Employee and if required under Section 409A of the Code.

4.2. Payment of Separation Benefit.

(a) Initial Election. Prior to commencing participation in this Plan, a Participant shall complete an Election Form that specifies the period of the Annual Installment Method over which his or her vested Account will be paid as a Separation Benefit. A Participant may elect to receive his or her Account as a Separation Benefit in the form of: (i) the Annual Installment Method over five years; (ii) the Annual Installment Method over ten years; or (ii) the Annual Installment Method over fifteen years. If the Participant does not make this election, the default form of payment of his or her vested Account as a Separation Benefit shall be paid in the form of the Annual Installment Method over fifteen years. For any Participant that commences participation in this Plan after June 1, 2013, the Participant must make this election within 30 days following the date on which he or she initially becomes a Participant in this Plan.

(b) Subsequent Election. A Participant may elect to change the period of the Annual Installment Method that applies to his or her Account to a different period from the Participant’s initial election under Section 4.2(a) above, by submitting an Election Form to the Plan Administrator in accordance with the following criteria:

(i) The election shall not take effect until at least 12 months after the date on which the election is made;

(ii) The new Benefit Distribution Date for such Account shall be the first day of a Plan Year that is no sooner than five years after the Benefit Distribution Date that would otherwise have been applicable to such Account; and

(iii) The election must be made at least 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to such Account.

For purposes of applying the provisions of this Section 4.2(b), a Participant’s election for an Account shall not be considered to be made until the date on which the election becomes irrevocable. Such an election shall become irrevocable no later than the date that is 12 months prior to the Benefit Distribution Date that would otherwise have been applicable to such Account. Subject to the requirements of this Section 4.2(b), the Election Form most recently accepted by the Plan Administrator that has become effective for an Account shall govern the form of payout of such Account.

(c) The first installment of a Participant’s Separation Benefit that is payable under the Annual Installment Method shall be paid no later than 60 days after the applicable Benefit Distribution Date. Remaining installments under the Annual Installment Method shall continue over the applicable period elected by the Participant (or over the applicable period for the default form of payment) and shall be paid no later than 60 days after each anniversary of the Benefit Distribution Date.

ARTICLE 5

CHANGE IN CONTROL BENEFIT

5.1. Change in Control Benefit. Prior to commencing participation in this Plan, a Participant shall complete an Election Form that shall afford the Participant an opportunity to irrevocably elect to receive his or her vested Account in the form of a lump sum payment in the event that a Change in Control occurs prior to the Participant’s Separation from Service or death (the “Change in Control Benefit”). The Benefit Distribution Date for the Change in Control Benefit, if any, shall be the date on which the Change in Control occurs.

If a Participant elects not to receive a Change in Control Benefit, or fails to make an election in connection with his or her commencement of participation in this Plan, the Participant’s Account shall not be paid in the event of a Change in Control, but shall be paid in accordance with the other applicable provisions of this Plan.

5.2. Payment of Change in Control Benefit. The Change in Control Benefit, if any, shall be calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Plan Administrator, and paid to the Participant no later than 60 days after the Participant’s Benefit Distribution Date.

ARTICLE 6

DEATH BENEFIT

6.1. Death Benefit. If a Participant dies prior to the occurrence of a distribution event described in Articles 4 or 5, as applicable, the Participant’s Beneficiary(ies) shall receive the

Participant’s vested Account in the same form that the Participant elected to receive his or her Separation Benefit (the “Death Benefit”). A Participant’s Death Benefit shall be calculated as of the close of business on or around the applicable Benefit Distribution Date for such benefit, which shall be the date on which the Plan Administrator is provided with proof that is satisfactory to the Plan Administrator of the Participant’s death.

6.2. Payment of Remaining Benefits Following Distributable Event. In the event of the Participant’s death after benefit payments to the Participant have begun, the amount remaining to be paid shall be paid to the Participant’s Beneficiary(ies) in the same form, and payable at the same time, as if the Participant were still living.

ARTICLE 7

BENEFICIARY DESIGNATION

7.1. Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under this Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

7.2. Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Plan Administrator. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, the Plan Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Plan Administrator, executed by such Participant’s spouse and returned to the Plan Administrator. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to his or her death.

7.3. Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Plan Administrator or its designated agent.

7.4. No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 7.1, 7.2 and 7.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under this Plan to be paid to a Beneficiary shall be payable to the Participant’s estate.

7.5. Doubt as to Beneficiary. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Administrator shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until this matter is resolved to the Plan Administrator’s satisfaction.

7.6. Discharge of Obligations. The payment of benefits under this Plan to a Beneficiary shall fully and completely discharge the Company from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 8

TERMINATION OF PLAN, AMENDMENT OR MODIFICATION

8.1. Termination of Plan. Although the Company anticipates that it will continue this Plan for an indefinite period of time, there is no guarantee that the Company will continue this Plan or will not terminate this Plan at any time in the future. Accordingly, the Committee and the Company reserves the right to terminate this Plan. In the event of a Plan termination no new elections shall be permitted for the Participants and such Participants shall no longer be eligible to receive new Company Contribution Amounts. However, after the Plan termination additional amounts shall continue to be credited or debited to Participants’ Account pursuant to Section 3.3. The Measurement Funds available to Participants following the termination of this Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Plan termination is effective. In addition, following a Plan termination, Participants’ Accounts shall remain in the Plan and shall not be distributed until such amounts become eligible for distribution in accordance with the other applicable provisions of the Plan. Notwithstanding the preceding sentence, the Committee or the Company may provide for the distribution of all Accounts of the Participants upon termination of the Plan to the extent permitted under the requirements of Treas. Reg. §1.409A-3(j)(4)(ix).

8.2. Amendment. The Committee or the Company may, at any time, amend or modify this Plan in whole or in part. Notwithstanding the foregoing, no amendment or modification shall be effective to decrease the value of a Participant’s vested Account in existence at the time the amendment or modification is made.

8.3. Plan Agreement. By signing a Plan Agreement, each Participant agrees to the terms and conditions of the Plan document, which includes the ability of the Committee or the Company to amend or terminate this Plan subject to the provisions of Sections 8.1 and 8.2.

8.4. Effect of Payment. The full payment of the Participant’s vested Account in accordance with the applicable provisions of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.

ARTICLE 9

ADMINISTRATION

9.1. Plan Administrator Duties. Except as otherwise provided in this Article 9, this Plan shall be administered by the Plan Administrator, which shall initially consist of the Committee and may subsequently be any persons delegated by the Committee the authority to perform the acts of the Plan Administrator. The Plan Administrator shall have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, and (b) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of this Plan, as may arise in connection with this Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant or the Company. The Committee may at any time terminate the Plan Administrator functions of any of its delegates and reassume all powers and authority previously delegated to such delegates.

9.2. Administration Upon Change In Control. Within 120 days following a Change in Control, the individuals who comprised the Committee immediately prior to the Change in Control (whether or not such individuals are members of the Committee following the Change in Control) may, by written consent of the majority of such individuals, appoint an independent third party administrator (the “Administrator”) to perform any or all of the Committee’s duties described in Section 9.1 above, including without limitation, the power to determine any questions arising in connection with the administration or interpretation of this Plan, and the power to make benefit entitlement determinations. Upon and after the effective date of such appointment, (a) the Company must pay all reasonable administrative expenses and fees of the Administrator, and (b) the Administrator may only be terminated with the written consent of the majority of Participants with an Account in the Plan as of the date of such proposed termination.

9.3. Agents. In the administration of this Plan, the Plan Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel.

9.4. Binding Effect of Decisions. The decisions or actions of the Plan Administrator, with respect to any questions arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.

9.5. Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee, any person to whom the duties of the Plan Administrator may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such person or the Administrator.

9.6. Company Information. To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator on all matters relating to this Plan, the Trust, the Participants and their Beneficiaries, the Accounts of the Participants, the compensation of its Participants, the date and circumstances of the Separation from Service, Disability or death of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.

ARTICLE 10

OTHER BENEFITS AND AGREEMENTS

10.1. Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. This Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 11

CLAIMS PROCEDURES

11.1. Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

11.2. Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i) the specific reason(s) for the denial of the claim, or any part of it;

(ii) specific reference(s) to pertinent provisions of this Plan upon which such denial was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv) an explanation of the claim review procedure set forth in Section 11.3 below; and

(v) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

11.3. Review of a Denied Claim. On or before 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a) may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits;

(b) may submit written comments or other documents; and/or

(c) may request a hearing, which the Committee, in its sole discretion, may grant.

11.4. Decision on Review. The Committee shall render its decision on review promptly, and no later than 60 days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60 day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

11.5. Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 11 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 12

TRUST

12.1. Establishment of the Trust. In order to provide assets from which to fulfill its obligations to the Participants and their Beneficiaries under this Plan, the Company may establish a trust (the “Trust”), to which the Company may, in its discretion, contribute cash or other property, to provide for the benefit payments under this Plan.

12.2. Interrelationship of the Plan and the Trust. The provisions of this Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to this Plan. The provisions of the Trust shall govern the rights of the Company, Participants (and their Beneficiaries) and the creditors of the Company to any assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under this Plan.

12.3. Distributions From the Trust. The Company’s obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.

ARTICLE 13

MISCELLANEOUS

13.1. Status of Plan. This Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). This Plan shall be administered and interpreted (a) to the extent possible in a manner consistent with the intent described in the preceding sentence, and (b) in accordance with Code Section 409A and related Treasury guidance and Regulations.

13.2. Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under this Plan, any and all of the Company assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under this Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.3. Company’s Liability. The Company’s liability for the payment of benefits shall be defined only by this Plan and the Plan Agreement, as entered into between the Company and a Participant. The Company shall have no obligation to a Participant under this Plan except as expressly provided in this Plan and his or her Plan Agreement.

13.4. Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

13.5. Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company as an Employee, or to interfere with the right of the Company to discipline or discharge the Participant at any time.

13.6. Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of this Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

13.7. Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

13.8. Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

13.9. Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California, without regard to its conflicts of laws principles.

13.10. Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Unified Grocers, Inc.
5200 Sheila Street
Commerce, CA 90040
Attn: Human Resources – Benefits Department

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

13.11. Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

13.12. Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

13.13. Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

13.14. Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under this Plan for such payment amount.

13.15. Domestic Relations Orders. If necessary to comply with a domestic relations order, as defined in Code Section 414(p)(1)(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under this Plan, the Committee shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under this Plan to such spouse or former spouse.

13.16. Distribution in the Event of Income Inclusion Under Code Section 409A. If any portion of a Participant’s Account under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, the Committee may determine that such Participant shall receive a distribution from this Plan in an amount equal to the lesser of (i) the portion of his or her Account required to be included in income as a result of the failure of this Plan to comply with the requirements of Code Section 409A and related Treasury Regulations, or (ii) the unpaid vested Account.

13.17. Deduction Limitation on Benefit Payments. If the Company reasonably anticipates that the Company’s deduction with respect to any distribution from this Plan would be limited or eliminated by application of Code Section 162(m), then to the extent permitted by Treas. Reg. §1.409A-2(b)(7)(i), payment shall be delayed as deemed necessary to ensure that the entire amount of any distribution from this Plan is deductible. Any amounts for which distribution is delayed pursuant to this Section shall continue to be credited/debited with additional amounts in accordance with Section 3.3. The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) at the earliest date the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m). In the event that such date is determined to be after a Participant’s Separation from Service and the Participant to whom the payment relates is determined to be a Specified Employee, then to the extent deemed necessary to comply with Treas. Reg. §1.409A-3(i)(2), the delayed payment shall not be made before the end of the six-month period following such Participant’s Separation from Service.

[END OF PLAN DOCUMENT]

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Plan effective as of June 1, 2013.

UNIFIED GROCERS, INC.

Dated: May 14, 2013	By:	/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr., President and Chief Executive Officer

Dated: May 14, 2013	By:	/s/ Richard J. Martin
Richard J. Martin, Executive Vice President & Chief Financial Officer

UNIFIED GROCERS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PLAN AGREEMENT

This PLAN AGREEMENT (this “Agreement”) is entered into as of                     , 2013, by and between Unified Grocers, Inc. (the “Company”) and                     (the “Participant”), pursuant to the Unified Grocers, Inc. Supplemental Executive Retirement Plan (the “Plan”).

RECITALS

The Plan has been established to provide specified benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company.

The Committee under the Plan has selected the Participant for participation in the Plan commencing June 1, 2013.

This Agreement constitutes the Plan Agreement that establishes the Participant’s agreement to the terms of the Plan and which may establish additional terms and conditions of Plan participation for the Participant.

AGREEMENT

NOW THEREFORE, it is mutually agreed that:

Definitions. Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as under the Plan document.

Integrated Agreement: Parties Bound. This Agreement is hereby incorporated into, and made part of, the Plan document, a copy of which has been made available to the Participant. The parties to this Agreement agree to, and shall be bound by, the Plan as set forth in the Plan document, including any accompanying forms that are properly completed by the Participant and accepted by the Company.

Effect of Participant’s Termination of Employment. Upon the termination of Participant’s employment with the Company for any reason, this Agreement shall automatically terminate without further action by any party. Any benefits payable to the Participant following such termination of employment shall be governed by the terms and conditions set forth under the Plan.

Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the Company, its successors and assigns, and the Participant.

Governing Law. Subject to ERISA, the provisions of the Plan and this Agreement shall be construed and interpreted according to the internal laws of the State of California, without regard to its conflicts of laws principles.

Amendment. The Company may, at any time, amend or modify this Agreement in whole or in part, subject to the terms and conditions of Section 8.2 of the Plan.

IN WITNESS WHEREOF, the Participant has signed and the Company has accepted this Plan Agreement, as of the date first written above.

“PARTICIPANT”

Signature

Print Name

“COMPANY”

Unified Grocers, Inc.

Signature

By:

Its: